NEWS RELEASE

CONTACT: Kenneth J. Wagner, SVP Investor Relations
Provident Financial Services, Inc.
(201) 915-5344
FOR RELEASE: 7:43 A.M. Eastern Time: January 29, 2009


         Provident Financial Services, Inc. Announces Fourth Quarter and Full-Year Earnings for 2008 and Declares Quarterly Cash Dividend


JERSEY CITY, NJ, January 29, 2009 ---/PRNewswire/First Call/ - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported basic and diluted earnings per share of $0.13 for the quarter ended December 31, 2008, compared to basic and diluted earnings per share of $0.08 for the quarter ended December 31, 2007. Basic and diluted earnings per share were $0.74 for the year ended December 31, 2008, compared to basic and diluted earnings per share of $0.63 for the year ended December 31, 2007. Net income for the three months ended December 31, 2008 totaled $7.4 million, compared to $4.7 million reported for the same period in 2007. Net income was $41.6 million for the year ended December 31, 2008, compared to $37.4 million for the same period in 2007.

Earnings and per share data for the three months and year ended December 31, 2008 reflect significant increases to the provision for loan losses as a result of growth in the loan portfolio, an increase in non-performing loans, an increase in commercial loans as a percentage of the loan portfolio, and ongoing concerns about general economic conditions. The provision for loans losses totaled $8.5 million and $15.1 million for the three months and year ended December 31, 2008, respectively, compared with provisions of $3.7 million and $6.5 million for the three months and year ended December 31, 2007, respectively. Earnings and per share data for the year ended December 31, 2008 reflect severance costs totaling $503,000, net of tax, recognized during the second quarter of 2008. In addition, the Company recorded other-than-temporary impairment charges on investments in a debt security issued by Lehman Brothers Holdings, Inc. and the common stock of two publicly-traded financial institutions totaling $869,000, net of tax, during the quarter ended September 30, 2008. Results for the year ended December 31, 2008, were also impacted by a $180,000 net after-tax gain recorded in connection with the ownership and mandatory redemption of a portion of the Company's Class B Visa, Inc. shares as part of Visa's initial public offering in the first quarter of 2008, and a $175,000 net after-tax gain resulting from the sale of a branch office in the first quarter of 2008.

Earnings and per share data for the three months and year ended December 31, 2007 reflect the impact of an executive separation agreement which resulted in a one-time charge of $655,000, net of tax. Earnings and per share data for the three months and year ended December 31, 2007 also reflect the impact of a securities impairment charge of $1.0 million, net of tax, and losses recognized on sales of securities in connection with portfolio repositioning totaling
$632,000, net of tax. Earnings and per share data for the year ended December 31, 2007 further reflect the impact of a voluntary resignation program which resulted in a one-time charge of $2.1 million, net of tax. In addition, earnings and per share data for the year ended December 31, 2007 reflect the impact of a settlement of an insurance claim resulting in a recovery of $3.5 million, net of tax, related to a fraud loss that occurred and was recognized in 2002, the Company's acquisition of First Morris from April 1, 2007, the date the acquisition was completed, and one-time expenses of $246,000, net of tax, related to the merger and integration of First Morris' operations.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "In the fourth quarter our loan portfolio grew substantially as we continued to meet the credit needs of our customers and communities, and we funded this expansion primarily through deposit growth. Growth in the loan portfolio, however, necessitated additions to our provision for possible loan losses, as did an increase in our non-performing loans. This impacted net earnings for the quarter, but prudent management of credit risk has remained our top priority during the current severe economic downturn." Pantozzi continued, "We remain well-capitalized, as defined by our regulators, and believe that our liquidity and capital position, coupled with our ongoing commitments to expense management and conservative lending practices, support our ability to grow profitably despite challenging economic conditions."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.11 per common share payable on February 27, 2009, to stockholders of record as of the close of business on February 13, 2009.

Balance Sheet Summary

Total assets increased $194.9 million, or 3.1%, to $6.55 billion at December 31, 2008, compared to $6.36 billion at December 31, 2007, due primarily to increases in loans and securities available for sale.

Total investments increased $42.8 million, or 3.7%, during the year ended December 31, 2008. The increase included $55.2 million of residential mortgage loan pools that were securitized by the Company in the first quarter of 2008 and are held as securities available for sale.

The Company's net loans increased $223.5 million, or 5.3%, to $4.48 billion at December 31, 2008, from $4.26 billion at December 31, 2007, as year-to-date loan originations and purchases more than offset repayments, sales and the securitization of $55.2 million of conforming one- to four-family 30-year fixed-rate residential mortgage loans during the first quarter of 2008. Loan originations totaled $1.33 billion and loan purchases totaled $267.8 million for the year ended December 31, 2008. Compared with December 31, 2007, commercial mortgage and multi-family loans increased $197.1 million, residential mortgage loans increased $87.4 million and commercial loans increased $41.1 million, while construction loans decreased $75.8 million and consumer loans decreased $19.9 million. Commercial real estate, construction and commercial loans represented 46.5% of the loan portfolio at December 31, 2008, compared to 45.2% at December 31, 2007.

At December 31, 2008, the Company's unfunded loan commitments totaled $699.7 million, including $241.5 million in commercial loan commitments, $100.8 million in construction loan commitments and $91.6 million in commercial mortgage commitments. Unfunded loan commitments at September 30, 2008 were $728.9 million.

Total deposits increased $1.5 million during the year ended December 31, 2008 to $4.23 billion. Core deposits increased $108.5 million, or 4.2%, to $2.69 billion at December 31, 2008, from $2.59 billion at December 31, 2007. Core deposits, consisting of savings and demand deposit accounts, represented 63.7% of total deposits at December 31, 2008, compared with 61.2% of total deposits at December 31, 2007. Borrowed funds increased $172.6 million, or 16.1%, during the year ended December 31, 2008.

Common stock repurchases for the year ended December 31, 2008 totaled 101,000 shares at an average cost of $14.30 per share. At December 31, 2008, book value per share and tangible book value per share were $17.17 and $8.54, respectively, compared with $16.78 and $8.05, respectively, at December 31, 2007.

Results of Operations

Net Interest Margin

The net interest margin decreased 7 basis points to 3.20% for the quarter ended December 31, 2008, from 3.27% for the quarter ended September 30, 2008. The net interest margin for the quarter ended December 31, 2008 increased 36 basis points compared with the net interest margin of 2.84% for the quarter ended December 31, 2007. The weighted average yield on interest-earning assets was 5.38% for the three months ended December 31, 2008, compared with 5.51% for the trailing quarter and 5.76% for the three months ended December 31, 2007. The weighted average cost of interest-bearing liabilities was 2.47% for the quarter ended December 31, 2008, compared with 2.55% for the trailing quarter and 3.33% for the fourth quarter of 2007. The weighted average yield on interest earning assets and the net interest margin for the three months ended December 31, 2008, were adversely impacted by 3 basis points as a result of the reversal of interest income associated with the transfer of loans to non-accrual status during the quarter.

For the year ended December 31, 2008, the net interest margin was 3.11%. This was an increase of 15 basis points compared with the net interest margin of 2.96% for the year ended December 31, 2007. The weighted average yield on interest-earning assets was 5.50% for the year ended December 31, 2008, compared with 5.79% for the year ended December 31, 2007. The weighted average cost of interest-bearing liabilities was 2.72% for the year ended December 31, 2008, compared with 3.27% for 2007.

The average cost of interest-bearing deposits for the three months ended December 31, 2008 was 2.14%, compared with 2.19% for the trailing quarter and 3.11% for the same period last year. The average cost of borrowings for the three months ended December 31, 2008 was 3.45%, compared with 3.62% for the trailing quarter and 4.19% for the same period last year.

The average cost of interest-bearing deposits for the year ended December 31, 2008 was 2.40%, compared with 3.07% for 2007. The average cost of borrowings for the year ended December 31, 2008 was 3.73%, compared with 4.17% for 2007.

Non-Interest Income

Non-interest income totaled $7.0 million for the quarter ended December 31, 2008, an increase of $1.4 million compared to the same period in 2007. Net gains on securities transactions totaled $83,000 for the quarter ended December 31, 2008, compared with net losses of $1.9 million for the same period last year, including other-than temporary impairment charges recorded in the quarter ended December 31, 2007. Partially offsetting the net securities gains, fee income for the quarter ended December 31, 2008 decreased $835,000, or 14.1%, compared to the same period in 2007, primarily due to reductions in income on funds underlying outstanding official checks as a result of lower short-term interest rates, decreases in the value of equity fund holdings, and lower overdraft fee income.

For the year ended December 31, 2008, non-interest income totaled $30.2 million, a decrease of $5.3 million, or 15.0%, compared to 2007. In 2007, the Company recorded a non-recurring gain on an insurance settlement of $5.9 million, before taxes, related to the resolution of previously disclosed litigation. In addition, fee income declined $1.1 million, or 4.7% for the year ended December 31, 2008, compared with 2007, due to decreased loan fees, reductions in income on funds underlying outstanding official checks as a result of lower short-term interest rates, and reductions in the market value of equity fund holdings. Partially offsetting these decreases in non-interest income, net losses on securities transactions, including other-than-temporary impairment charges, declined to $482,000 for the year ended December 31, 2008, compared with net losses of $2.0 million for 2007.

Non-Interest Expense

For the three months ended December 31, 2008, non-interest expense decreased $435,000, or 1.3%, to $33.4 million, compared to $33.8 million for the three months ended December 31, 2007. For the three months ended December 31, 2008, advertising and promotions expense decreased $484,000, compared with the same period in 2007. For the three months ended December 31, 2008, compensation and benefits expense decreased $397,000, compared with the same period in 2007, as a result of previous staff reductions and lower stock-based compensation costs. Amortization of intangibles decreased $300,000 for the three months ended December 31, 2008, compared with the same period in 2007, as a result of scheduled reductions in the amortization of core deposit intangibles. Partially offsetting these decreases, other operating expenses increased $445,000 for the quarter ended December 31, 2008, compared with the same period in 2007, due primarily to expenses related to foreclosed assets. In addition, net occupancy costs increased $203,000 for the three months ended December 31, 2008, compared with the same period in 2007.

For the year ended December 31, 2008, non-interest expense decreased $2.4 million, or 1.8%, to $130.6 million, compared to $133.0 million for 2007. Compensation and benefits expense decreased $4.4 million, as a result of previous staff reductions and lower stock-based compensation costs. The Company incurred $878,000 in pre-tax severance costs during 2008, compared with $4.5 million in severance charges recognized in 2007. Advertising costs decreased $836,000 for the year ended December 31, 2008, compared with 2007, as prior year costs included charges related to the First Morris acquisition. Amortization of intangibles decreased $509,000 for the year ended December 31, 2008, compared with 2007, as a result of scheduled reductions in the amortization of core deposit intangibles. Partially offsetting these decreases, other operating expenses increased $1.9 million for the year ended December 31, 2008, compared with 2007, due to increases in several categories, including an expense of $426,000 associated with the Company's proportionate share of a litigation reserve established by Visa, as well as increases in attorneys fees and costs associated with foreclosed assets. Net occupancy expense increased $1.4 million for the year ended December 31, 2008, compared with 2007, due in part to the addition of nine branch locations in connection with the acquisition of First Morris.

The Company's annualized non-interest expense as a percentage of average assets improved to 2.05% for the quarter ended December 31, 2008, compared with 2.15% for the same period in 2007. For the year ended December 31, 2008, non-interest expense as a percentage of average assets was 2.04%, compared with 2.19% for 2007. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) improved to 64.30% for the quarter ended December 31, 2008, compared with 77.21% for the same period in 2007. For the year ended December 31, 2008, the efficiency ratio was 64.56%, compared with 69.85% for 2007.

Asset Quality

Total non-performing loans at December 31, 2008 were $59.1 million, or 1.31% of total loans, compared with $34.6 million, or 0.81% of total loans at December 31, 2007. During the fourth quarter of 2008, two land improvement loans to one borrower were classified as impaired and moved to non-accrual status. The Company has established specific reserves for these loans based on current collateral valuations. At December 31, 2008, impaired loans totaled $37.8 million with related specific reserves of $6.0 million. Within total impaired loans, there were $13.2 million of loans with an average loan-to-value ratio of

68.3% based on current collateral valuations for which no specific reserves were required in accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan." At December 31, 2008, the Company's allowance for loan losses was 1.05% of total loans, compared with 0.95% of total loans at December 31, 2007. The Company recorded provisions for loan losses of $8.5 million and $15.1 million for the three months and year ended December 31, 2008, respectively, compared with provisions of $3.7 million and $6.5 million for the three months and year ended December 31, 2007, respectively. For the three months and year ended December 31, 2008, the Company had net charge-offs of $4.1 million and $8.2 million, respectively, compared with net charge-offs of $539,000 and $1.0 million for the same periods in 2007. The allowance for loan losses increased $6.9 million, to $47.7 million at December 31, 2008, from $40.8 million at December 31, 2007. The increase in the loan loss provision for the three months and year ended December 31, 2008, compared with the same periods in 2007, was attributable to growth in the loan portfolio, an increase in non-performing loans, and an increase in commercial loans as a percentage of the loan portfolio to 46.5% at December 31, 2008, from 45.2% at December 31, 2007, as well as ongoing uncertainty with respect to general economic conditions. Of the $8.5 million provision for loan losses recorded for the three months ended December 31, 2008, $2.0 million was attributable to growth in the loan portfolio. At December 31, 2008, the Company held $3.4 million of foreclosed assets, compared with $1.0 million at December 31, 2007. The increase in foreclosed assets at December 31, 2008, compared with December 31, 2007, was primarily attributable to one commercial real estate line of credit secured by a number of properties that was previously classified as impaired.

Income Tax Expense

For the three months ended December 31, 2008, the Company's income tax expense was $2.6 million, compared with $1.6 million for the same period in 2007. For the year ended December 31, 2008, the Company's income tax expense was $14.9 million, compared with $13.5 million for 2007. The increase in income tax expense was primarily attributable to increased income before income taxes. For the three months and year ended December 31, 2008, the Company's effective tax rates were 26.0% and 26.4%, respectively, compared with 24.9% and 26.5% for the three months and year ended December 31, 2007, respectively.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates 82 full service branches throughout northern and central New Jersey.


Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on January 29, 2009 regarding highlights of the Company's fourth quarter and full year 2008 financial results. The call may be accessed by dialing 1-800-860-2442 (Domestic) or 1-412-858-4600 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.



                                       PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                                             Consolidated Statements of Condition
                                      December 31, 2008 (Unaudited) and December 31, 2007
                                                    (Dollars in Thousands)

                            Assets                                      December 31, 2008               December 31, 2007
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                         $                     66,315      $                83,737
Federal funds sold                                                                        --                       18,000
Short-term investments                                                                 2,231                       38,892
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                     68,546                      140,629
                                                                 --------------------------------- ----------------------------

Investment securities held to maturity (market value of
        $351,623 at December 31, 2008 (unaudited) and
        $359,699 at December 31, 2007)                                               347,484                      358,491
Securities available for sale, at fair value                                         820,329                      769,615
Federal Home Loan Bank stock                                                          42,833                       39,764

Loans                                                                              4,526,748                    4,296,291
        Less allowance for loan losses                                                47,712                       40,782
                                                                 --------------------------------- ----------------------------
                  Net loans                                                        4,479,036                    4,255,509
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                 3,439                        1,041
Banking premises and equipment, net                                                   75,750                       79,138
Accrued interest receivable                                                           23,866                       24,665
Intangible assets                                                                    514,684                      520,722
Bank-owned life insurance                                                            126,956                      121,674
Other assets                                                                          51,343                       48,143
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                  6,554,266      $             6,359,391
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                  1,821,437      $             1,553,625
        Savings deposits                                                             872,388                    1,031,725
        Certificates of deposit of $100,000 or more                                  445,466                      480,362
        Other time deposits                                                        1,087,045                    1,159,108
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                   4,226,336                    4,224,820

Mortgage escrow deposits                                                              20,074                       18,075
Borrowed funds                                                                     1,247,681                    1,075,104
Other
liabilities                                                                           36,483                       40,598
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                5,530,574                    5,358,597
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                --                            --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  83,209,293 shares issued and 59,610,623 shares outstanding at
  December 31, 2008, and 59,646,936 shares outstanding at
  December 31, 2007                                                                       832                         832
Additional paid-in capital                                                          1,013,292                   1,009,120
Retained earnings                                                                     454,444                     437,503
Accumulated other comprehensive income                                                  4,618                       4,335
Treasury stock at cost                                                               (384,854)                   (383,407)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                      (64,640)                    (67,589)
Common Stock acquired by the Directors' Deferred Fee Plan                              (7,667)                     (7,759)
Deferred compensation - Directors' Deferred Fee Plan                                    7,667                       7,759
                                                                  -------------------------------- ----------------------------
                  Total stockholders' equity                                        1,023,692                   1,000,794
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                   6,554,266     $             6,359,391
                                                                  ================================ ============================


                                 PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                                         Consolidated Statements of Income
                         Three Months and Year Ended December 31, 2008 and 2007 (Unaudited)
                                   (Dollars in Thousands, Except Per Share Data)

                                                         Three Months Ended                    Year Ended
                                                            December 31,                      December 31,
                                                    ------------------------------  ---------------------------------
                                                        2008            2007            2008              2007
                                                    -------------  ---------------  --------------   ----------------
                                                             (Unaudited)                      (Unaudited)
Interest income:
 Real estate secured loans                        $     42,657           42,191        167,063            167,506
 Commercial loans                                       10,431           12,271         42,999             42,151
 Consumer loans                                          8,795           10,071         36,727             39,132
 Investment securities                                   3,571            3,742         14,431             15,406
 Securities available for sale                          10,218            9,493         42,590             38,107
 Other short-term investments                               15               38            344                153
 Federal funds                                               2               12            166                122
                                                    -------------  ---------------  --------------   ----------------
                   Total interest income                75,689           77,818        304,320            302,577
                                                    -------------  ---------------  --------------   ----------------

Interest expense:
 Deposits                                               19,942           29,260         88,887            112,923
 Borrowed funds                                         10,787           10,275         43,364             34,776
                                                    -------------  ---------------  --------------   ----------------
                   Total interest expense               30,729           39,535        132,251            147,699
                                                    -------------  ---------------  --------------   ----------------
                   Net interest income                  44,960           38,283        172,069            154,878

Provision for loan losses                                8,500            3,730         15,100              6,530
                                                    -------------  ---------------  --------------   ----------------

                   Net interest income after
                   provision for loan losses            36,460           34,553        156,969            148,348
                                                    -------------  ---------------  --------------   ----------------

Non-interest income:
 Fees                                                    5,104            5,939         23,391             24,538
 Gain on insurance settlement                               --               --             --              5,947
 Bank-owned life insurance                               1,302            1,377          5,282              5,403
 Impairment charge on securities                            --           (1,003)        (1,410)            (1,003)
 Net gain (loss) on securities transactions                 83             (923)           928               (984)
 Other income                                              495              146          2,020              1,636
                                                    -------------  ---------------  --------------   ----------------
                   Total non-interest income             6,984            5,536         30,211             35,537
                                                    -------------  ---------------  --------------   ----------------

Non-interest expense:
 Compensation and employee benefits                     17,002           17,399         67,770             72,183
 Net occupancy expense                                   5,183            4,980         20,809             19,431
 Data processing expense                                 2,291            2,193          9,194              9,106
 Amortization of intangibles                             1,371            1,671          6,077              6,586
 Advertising and promotion                               1,117            1,601          4,106              4,942
 Other operating expenses                                6,435            5,990         22,645             20,765
                                                    -------------  ---------------  --------------   ----------------
                   Total non-interest expense           33,399           33,834        130,601            133,013
                                                    -------------  ---------------  --------------   ----------------
                   Income before income tax             10,045            6,255         56,579             50,872
                   expense
Income tax expense                                       2,612            1,560         14,937             13,492
                                                    -------------  ---------------  --------------   ----------------
                   Net income                     $      7,433           $4,695         41,642            $37,380
                                                    =============  ===============  ==============   ================

Basic earnings per share                          $       0.13           $ 0.08           0.74            $  0.63
Average basic shares outstanding                    56,106,027       56,931,990     56,031,273         59,067,438

Diluted earnings per share                        $       0.13           $ 0.08           0.74            $  0.63
Average diluted shares outstanding                  56,106,027       56,931,990     56,031,318         59,067,438


                                        PROVIDENT FINANCIAL SERVICES, INC.
                                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                              (Dollars in thousands, except share data) (Unaudited)

                                                           At or for the Three           At or for the Year
                                                               Months Ended                     Ended
                                                               December 31,                 December 31,
                                                   ----------------------------------------------------------------
                                                           2008          2007             2008              2007
                                                           ----          ----             ----              ----
INCOME STATEMENT:
Net interest income                                     $44,960         $38,283       $172,069         $154,878
Provision for loan losses                                 8,500           3,730         15,100            6,530
Non-interest income                                       6,984           5,536         30,211           35,537
Non-interest expense                                     33,399          33,834        130,601          133,013
Income before income tax expense                         10,045           6,255         56,579           50,872
Net income                                                7,433           4,695         41,642           37,380
Basic earnings per share                                  $0.13           $0.08          $0.74            $0.63
Diluted earnings per share                                $0.13           $0.08          $0.74            $0.63
Interest rate spread                                      2.91%           2.43%          2.78%            2.52%
Net interest margin                                       3.20%           2.84%          3.11%            2.96%

PROFITABILITY:
Annualized return on average assets                       0.46%           0.30%          0.65%            0.62%
Annualized return on average equity                       2.91%           1.85%          4.12%            3.63%
Annualized non-interest expense to average assets         2.05%           2.15%          2.04%            2.19%
Efficiency ratio (1)                                     64.30%          77.21%         64.56%           69.85%

ASSET QUALITY:
Non-accrual loans                                                                      $59,118          $34,644
Non-performing loans                                                                    59,118           34,644
Foreclosed assets                                                                        3,439            1,041
Non-performing loans to
    total loans                                                                          1.31%            0.81%
Non-performing assets to
    total assets                                                                         0.95%            0.56%
Allowance for loan losses                                                              $47,712          $40,782
Allowance for loan losses to
    non-performing loans                                                                80.71%          117.72%
Allowance for loan losses to
    total loans                                                                          1.05%            0.95%

AVERAGE BALANCE SHEET DATA:
Assets                                               $6,469,192      $6,255,688     $6,391,549       $6,070,742
Loans, net                                            4,386,439       4,216,335      4,280,478        4,036,193
Earning assets                                        5,612,630       5,384,310      5,529,445        5,227,432
Core deposits                                         2,654,797       2,572,351      2,622,268        2,495,104
Borrowings                                            1,243,879         973,393      1,163,531          832,961
Interest-bearing liabilities                          4,948,704       4,705,625      4,865,441        4,509,917
Stockholders' equity                                  1,016,255       1,006,790      1,010,966        1,028,755
Average yield on interest-earning assets                  5.38%           5.76%          5.50%            5.79%
Average cost of interest-bearing liabilities              2.47%           3.33%          2.72%            3.27%


Notes
(1) Efficiency Ratio Calculation

                                                         Three Months Ended                  Year Ended
                                                            December 31,                    December 31,
                                                            ------------                    ------------
                                                            2008           2007           2008              2007
                                                            ----           ----           ----              ----
Net interest income                                      $44,960        $38,283       $172,069         $154,878
Non-interest income                                        6,984          5,536         30,211           35,537
                                                           -----          -----         ------           ------
Total income                                             $51,944        $43,819       $202,280         $190,415
                                                         =======        =======       ========         ========

Non-interest expense                                     $33,399        $33,834       $130,601         $133,013
                                                         =======        =======       ========         ========

    Expense/Income:                                       64.30%         77.21%         64.56%           69.85%
                                                          ======         ======         ======           ======


Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                        December 31, 2008                            September 30, 2008
                                              ------------------------------------------    ---------------------------------------
                                                Average                      Average           Average                   Average
                                                Balance        Interest    Yield/Cost          Balance     Interest    Yield/Cost
                                              ------------------------------------------    ---------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
       Other Short-Term
          Investments                        $     4,490     $      17           1.37    % $      4,651   $     26           2.28 %
     Investment Securities (1)                   352,361         3,571           4.05           354,603      3,606           4.07
     Securities Available for Sale               826,271         9,859           4.77           854,981     10,212           4.78
     Federal Home Loan Bank Stock                 43,069           359           3.32            40,908        558           5.43
     Net Loans (2)
Total Mortgage Loans                           3,088,659        42,657           5.51         3,001,010     42,465           5.65
Total Commercial Loans                           672,103        10,431           6.17           670,535     10,665           6.33
Total Consumer Loans                             625,677         8,795           5.59           621,587      9,106           5.83
                                              -------------   -----------                    ------------- ----------
Total Interest-Earning Assets                  5,612,630        75,689           5.38         5,548,275     76,638           5.51
                                                              -----------  --------------                  ----------  ------------

Non-Interest Earning Assets:
     Cash and Due from Banks                      70,890                                         84,333
     Other Assets                                785,672                                        787,145
                                              -------------                                 --------------
Total Assets                                 $ 6,469,192                                   $  6,419,753
                                              =============                                 ==============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,314,577         5,958           1.80    % $  1,249,566      5,725           1.82 %
     Savings Deposits                            881,182         2,086           0.94           920,365      2,273           0.98
     Time Deposits                             1,509,066        11,898           3.14         1,492,165     12,135           3.24
                                              -------------   -----------                   -------------- ----------
Total Deposits                                 3,704,825        19,942           2.14         3,662,096     20,133           2.19

Total Borrowings                               1,243,879        10,787           3.45         1,227,084     11,154           3.62
                                              -------------   -----------                   -------------- ----------
Total Interest-Bearing Liabilities             4,948,704        30,729           2.47         4,889,180     31,287           2.55
                                                              ----------- --------------                   ----------  ------------

Non-Interest Bearing Liabilities                 504,233                                        518,151
                                              -------------                                 --------------
Total Liabilities                              5,452,937                                      5,407,330
Stockholders Equity                            1,016,255                                      1,012,422
                                              -------------                                 --------------
Total Liabilities & Stockholders'
  Equity                                     $ 6,469,192                                   $  6,419,753
                                              =============                                 ==============

Net interest income                                          $  44,960                                    $ 45,351
                                                              ===========                                  ==========

Net interest rate spread                                                         2.91    %                                   2.96 %
                                                                                 ====                                        ====
Net interest-earning assets                  $   663,878                                   $    659,095
                                              =============                                 ==============

Net interest margin (3)                                                          3.20    %                                   3.27 %
                                                                                 ====                                        ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.13  x                                        1.13  x

-----------------------------------------------------------------------------------------------------------------------------------

(1)  Average  outstanding  balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the net interest margin for the previous year, inclusive.

                                                 12/31/08         9/30/08         6/30/08          3/31/08         12/31/07
                                                 4th Qtr.         3rd Qtr.        2nd Qtr.        1st Qtr.         4th Qtr.
                                                 --------         --------        --------        --------         --------
Interest-Earning Assets:
 Securities                                          4.50%            4.59%           4.66%           4.67%            4.55%
 Net Loans                                           5.63%            5.78%           5.76%           5.90%            6.09%
    Total Interest-Earning Assets                    5.38%            5.51%           5.50%           5.63%            5.76%

Interest-Bearing Liabilities
 Total Deposits                                      2.14%            2.19%           2.41%           2.87%            3.11%
 Total Borrowings                                    3.45%            3.62%           3.84%           4.06%            4.19%
    Total Interest-Bearing Liabilities               2.47%            2.55%           2.74%           3.14%            3.33%

 Interest Rate Spread                                2.91%            2.96%           2.76%           2.49%            2.43%
 Net Interest Margin                                 3.20%            3.27%           3.10%           2.87%            2.84%
 Ratio of Interest-Earning Assets to
    Interest-Bearing Liabilities                     1.13x            1.13x           1.14x           1.14x            1.14x


Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                        December 31, 2008                            December 31, 2007
                                              ------------------------------------------    ----------------------------------------
                                                Average                      Average           Average                    Average
                                                Balance        Interest       Yield            Balance        Interest     Yield
                                              ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
       Other Short-Term Investments          $    16,238     $      510          3.14    % $        5,200    $     275        5.28 %
     Investment Securities (1)                   354,079         14,431          4.08             373,733       15,406        4.12
     Securities Available for Sale               839,226         40,158          4.79             780,836       35,794        4.58
     Federal Home Loan Bank Stock                 39,424          2,432          6.17              31,470        2,313        7.35
     Net Loans (2)
Total Mortgage Loans                           2,972,364        167,063          5.62           2,820,350      167,506        5.94
Total Commercial Loans                           680,966         42,999          6.31             585,567       42,151        7.20
Total Consumer Loans                             627,148         36,727          5.86             630,276       39,132        6.21
                                              -------------   ------------                     -------------  ----------
Total Interest-Earning Assets                  5,529,445        304,320          5.50           5,227,432      302,577        5.79
                                                              ------------ --------------                     ----------  ----------
Non-Interest Earning Assets:
     Cash and Due from Banks                      77,841                                           88,124
     Other Assets                                784,263                                          755,186
                                              -------------                                 ---------------
Total Assets                                 $ 6,391,549                                   $    6,070,742
                                              =============                                 ===============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,215,059         23,273          1.92    % $      849,235       21,269        2.50 %
     Savings Deposits                            941,057          9,915          1.05           1,168,530       18,674        1.60
     Time Deposits                             1,545,794         55,699          3.60           1,659,191       72,980        4.40
                                              -------------   ------------                  ---------------   ----------
Total Deposits                                 3,701,910         88,887          2.40           3,676,956      112,923        3.07

Total Borrowings                               1,163,531         43,364          3.73             832,961       34,776        4.17
                                              -------------   ------------                  ---------------   ----------
Total Interest-Bearing Liabilities             4,865,441        132,251          2.72           4,509,917      147,699        3.27
                                                              ------------ -------------                      ---------- -----------

Non-Interest Bearing Liabilities                 515,142                                          532,070
                                              -------------                                 ---------------
Total Liabilities                              5,380,583                                        5,041,987
Stockholders' Equity                           1,010,966                                        1,028,755
                                              -------------                                 ---------------
Total Liabilities & Stockholders'
  Equity                                     $ 6,391,549                                   $    6,070,742
                                              =============                                 ===============

Net interest income                                          $  172,069                                      $ 154,878
                                                              ============                                    ==========

Net interest rate spread                                                         2.78    %                                    2.52 %
                                                                                 ====                                         ====
Net interest-earning assets                  $   664,004                                   $      717,515
                                              =============                                 ===============

Net interest margin (3)                                                          3.11    %                                    2.96 %
                                                                                 ====                                         ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.14  X                                          1.16 x

------------------------------------------------------------------------------------------------------------------------------------

(1)  Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the YTD net interest margin for the previous three years, inclusive.

                                                                Year Ended
                                                  ----------------------------------------
                                                     12/31/08     12/31/07      12/31/06
 Interest-Earning Assets:
                                                      4.61%
   Securities                                                       4.52%        4.30%
   Net Loans                                          5.77%         6.16%        6.00%
     Total Interest-Earning Assets                    5.50%         5.79%        5.54%

Interest-Bearing Liabilities:
   Total Deposits                                     2.40%         3.07%        2.46%
   Total Borrowings                                   3.73%         4.17%        3.82%
     Total Interest-Bearing Liabilities               2.72%         3.27%        2.74%

Interest Rate Spread                                  2.78%         2.52%        2.80%
Net Interest Margin                                   3.11%         2.96%        3.23%
Ratio of Interest-Earning Assets to
    Interest-Bearing Liabilities                      1.14x         1.16x        1.18x